Exhibit 10.4

Optel Capital, LLC

6200 Courtney Campbell Causeway

Bayport Plaza, Suite 740

Tampa, Florida 33607

Tel: 813-287-6337 Fax: 813-287-2886

August 5, 2004

VIA FACSIMILE AND U.S. MAIL

James Green, Chief Executive Officer and President

Digital Lightwave, Inc.

15550 Lightwave Drive

Clearwater, Florida 33760

Re: Digital Lightwave, Inc. (the “Company”)

Dear Mr. Green:

As you are aware, on July 31, 2004 all of the outstanding debt owed by the Company to Optel, LLC and Optel Capital, LLC (collectively, “Optel”) pursuant to those certain several secured promissory notes issued by the Company in favor of Optel (the “Notes”), equal to approximately $24.9 million plus accrued interest, became due and payable upon demand by Optel at any time. Optel acknowledges that it and the Company are currently in negotiations to restructure its outstanding debt evidenced by the Notes and hereby notifies the Company that it currently does not intend to demand payment under the Notes. Optel reserves its right to demand payment under the Notes at any time.

Very truly yours,

/S/ PAUL RAGAINI
Paul Ragaini, Treasurer